EXHIBIT 3 TO FORM 10-Q
                      (By-laws, Articles of Incorporation)




Exhibit  Page
No.      No.            Description
-------  ----           -----------
  3.1    *              Articles of Incorporation
  3.2    *              Articles of Merger of Cimetrix (USA) Incorporated with
                        Cimetrix Incorporated
  3.3    *              Amended Bylaws

--------------------------------------------------------------------------------
*Incorporated by reference (See exhibit listing above in ITEM 6. Exhibits and Reports on Form 8-K.)